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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 20, 2000



                         ACCEL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                      0-8162                           31-0788334
(State of Incorporation)      (Commission File Number)      (IRS Employer Identification No.)


       75 West Street, Simsbury, Connecticut                       06070
       (Address of principal executive office)                   (Zip Code)


       Registrant's telephone number, including area code: (860) 843-7600



          (Former Name or Former Address, if Changed Since Last Report)
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         ACCEL INTERNATIONAL CORPORATION

                                    FORM 8-K
                                 CURRENT REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 20, 2000, Accelerated Agency Group, Inc., a Florida corporation and wholly-owned subsidiary of ACCEL International Corporation ("Accelerated"), completed the acquisition of substantially all of the assets of Unistar Florida Holdings, Inc. ("Unistar"), a Florida corporation and wholly-owned subsidiary of Unistar Financial Service Corp., a Delaware Corporation ("UFSC"), pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of January 20, 2000, by and among Accelerated, Unistar and UFSC. The aggregate purchase price paid by Acclerated in connection with the acquisition was approximately $4.5 million, $4 million of which was paid at closing in cash and pursuant to promissory notes. Up to $500,000 will be paid by Accelerated after closing to insurance companies and premium finance companies in the form of net return commissions related to the assets purchased from Unistar and UFSC. The aggregate purchase price was determined through arm's-length negotiations among the parties. Unistar and UFSC operated an insurance agency through 49 locations in the State of Florida. Accelerated intends to continue the historical business of Unistar and UFSC. The assets purchased by Accelerated include all insurance business of the Florida insurance agency owned by Unistar and UFSC, and substantially all of the agency's tangible and intangible assets.

         The funds utilized by Acclerated for completion of the acquisition were financed by a loan from Accel Finance Co., LLC, an independent entity financed by directors of ACCEL International Corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  No financial statements of Unistar are provided in this Current Report on Form 8-K. Such financial statements will be provided when they become available, and prior to the expiration of 60 days after the date on which this Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

                  No pro forma financial information is provided in this Current Report on Form 8-K. Such pro forma financial information will be provided when it becomes available, and prior to the expiration of 60 days after the date on which this Form 8-K must be filed.

         (c) Exhibits. See Exhibit Index on page 4.

                                   SIGNATURES


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ACCEL INTERNATIONAL CORPORATION


Date:     February 4, 2000            By: /s/ Gerald H. Pastor
       -----------------------            -------------------------------------
                                          Gerald H. Pastor
                                          Chief Executive Officer and President


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                                  Exhibit Index


Exhibit No.                Description

    2.1 Asset Purchase Agreement, dated January 20, 2000, by and among Accelerated Agency Group, Inc., Unistar Florida Holdings, Inc. and Unistar Financial Service Corp. ACCEL International Corporation agrees to furnish supplementally a copy of any omitted schedule or exhibit of the Asset Purchase Agreement to the Securities and Exchange Commission upon request.

   99.1 Copy of ACCEL International Corporation's Press Release issued January 25, 2000.


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